Sub-Item 77Q1

Cornerstone Strategic Value Fund, Inc.


The Proxy Statement on Schedule 14A for Cornerstone
Strategic Value Fund, Inc. (accession number 01-000160), is incorporated by reference to the Definitive Proxy Statement for such fund filed with the Securities and Exchange Commission on March 07, 2001.